EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Conolog Corporation. on Form S-8 of our report dated August 8, 1996, appearing in the Annual Report on Form 10-K of Conolog Corporation for the year ended July 31, 1996.



Rosenberg Rich Baker
Berman & Company
September 16, 1997